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              AGREEMENT BETWEEN CYNET HOLDINGS, LLC AND CYNET, INC.

This Agreement is made this 16 day of February, 2000 by and between Cynet Holdings, LLC, a Texas limited liability company (hereinafter referred to as "Holdings") and CYNET Inc., a Texas corporation (hereinafter referred to as "CYNET"), in consideration of the mutual promises made herein.

1. PURPOSE. Holdings has entered into an agreement (the "Teliran Agreement") with Teliran Group to acquire exclusive marketing rights to the Teliran Group's Complete PCcard a/k/a the CYNET Cell/Modem (the "Cell Phone/Modem"). CYNET is desirous of controlling the resales of the Cell Phone/Modem and assisting Holdings in fulfilling its requirements pursuant to the Teliran Agreement.

2. ASSIGNMENT OF SALES AND MARKETING RIGHTS. Holdings hereby assigns to CYNET the first year of its exclusive sales and marketing rights for the Cell Phone/Modem in accordance with the terms herein.

3. LETTERS OF CREDIT. As additional consideration, Holdings agrees to obtain two letters of credit pursuant to the Teliran Agreement sufficient to cover the projected sales of the Cell/Phone Modem for the First and Second Quarters of 2000.

3. TERRITORY. The assignment of the sales and marketing rights for the Cell Phone/Modem will operate on an exclusive basis and include all territories, including without limitation North America, South America, Asia and Africa and includes specialty markets.

4. MINIMUM SALES REQUIREMENTS. In consideration of the assignment of exclusive sales and marketing rights, CYNET's performance in the sales of the product must meet certain minimum requirements as follows:

         - First Quarter 2000 - 3,000 units
         - Second Quarter 2000 - 5,000 units
         - Third Quarter 2000 - 7,800 units
         - Fourth Quarter 2000 - 7,900 units

CYNET's performance requirements shall be reduced on a pro rata basis in the event the Teliran Group fails to deliver to Holdings and/or CYNET the number of units shown above for the respective quarters. CYNET may otherwise satisfy its sales requirements by purchasing for its inventory the minimum number of units required by this paragraph.

5. TERM AND OPTION TO RENEW. The initial term of this Agreement shall be one year. This Agreement shall be renewable for additional one year periods subject to CYNET's sales performance in meeting its minimum sales requirements pursuant to Paragraph 4 above.




                                                 Initial _______ Initial _______


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6. FURTHER ASSURANCES. The parties will each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated by this Agreement.

7. NO WAIVER. No waiver of any term or condition of this Agreement will be valid or binding on a party unless the same has been mutually assented to in writing by all parties. The failure of a party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by one or both of the other parties of the provisions of this Agreement, will in no way be constructed to be a present or future waiver of such provisions, nor in any way affect the ability of a party to enforce each and every such provision thereafter.

8. ENTIRE AGREEMENT. The terms and conditions contained in this Agreement constitute the entire agreement between the parties with respect to the subject matter thereof and supercede all previous agreements and understandings, whether oral or written and all disputes and disagreements related thereto. No agreement or understanding varying or extending the terms and conditions of this Agreement will be binding upon any party unless in a written document signed by the party to be bound thereby.

9. ASSIGNMENT. CYNET may not assign or delegate this Agreement or any of its rights or duties under this Agreement without the prior written consent of Holdings. Subject to the foregoing, this Agreement will inure to the benefit of, and will be binding upon, the parties and their respective successors and assigns.

10. GOVERNING LAW. This Agreement shall be governed by the laws of Texas. Venue and jurisdiction regarding this Agreement shall lie in the State of Texas.

                                  CYNET HOLDINGS, LLC


                                  By: /s/ Vincent W. Beale, Sr.
                                     -------------------------------------
                                       Vincent W. Beale, Sr., President


                                   CYNET, INC.


                                   By: /s/ Samuel C. Beale
                                      ------------------------------------
                                        Samuel C. Beale, Vice President
                                               And General Counsel